CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
Name of Offeree:_______________________________________
Memorandum No.: _________________________________


1,500,000 Shares
RAMSIN PRODUCT DEVELOPMENT, INC.
(a New York corporation)

Common Stock

Ramsin Product Development, Inc., a New York corporation (the "Company"), hereby offers 1,500,000 shares of its $.000 1 par value common stock (the "Common Stock") at $0.10 per share (the "Offering") as set forth on the individualized Subscription Agreement accompanying this
Memorandum sent to the person whose name appears above and on such Subscription Agreement. "The Offering" is made only to New York residents and non-U.S. citizens.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING MEMORANDUM. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC MARKET FOR THE SECURITIES OFFERED HEREBY, AND NO ASSURANCE THAT A PUBLIC MARKET WILL EXIST FOLLOWING THIS OFFERING. THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE" RISK FACTORS" BEGINNING ON PAGE 7.
			Net Proceeds
	Offering Price (1)	Concession (2)	to the Company (3)
Per Share	$0.10	$0.01	$0.09
Total Offering	$150,000.00	$15,000.00	$135,000.00

(1)	The offering price of the shares has been unilaterally determined by the
Company and is not based on its assets, book value, or earnings.
(2)	This Offering is being made solely through a selling agent or agents. The
Company may pay a 10% selling concession to any selling agent and expects to engage First American Equities, Inc. as a selling agent. This offering is
not being made directly by the Company through any of its
 directors, officers and
 employees.
(3)	Before deducting expenses for legal, accounting, printing, and other costs associated with this Offering estimated to be approximately $16,000.

Any representation or warranty that may be made by anyone other than conforming to this document is unauthorized and not valid. This Offering is being made in accordance with an exemption from registration under Rule 504 of Regulation D promulgated pursuant to the Securities Act.







RAMSIN PRODUCT DEVELOPMENT, INC.
2450 W. Ridge Rd., Suite #305
Rochester, New York 14626

The Date of this Confidential Private Offering Memorandum is July 8, 1997.



FOREWORD


This Confidential Private Offering Memorandum (the "Memorandum") has been prepared by the management of Ramsin Product Development, Inc.
 (the "Company") in conjunction with First American Equities, Inc. for the purpose of evaluating an investment opportunity. The Company has prepared the Memorandum from corporate information.

This Memorandum is not all inclusive and does not necessarily contain all the information that a prospective investor may require in order to make an investment decision. The contents of the Memorandum are believed to be reliable;
 however, the Company and First American Equities, Inc., disclaim any and all liability for representations or warranties, expressed or implied, as to the completeness or accuracy of the information and material contained in the Memorandum and for any omissions from the Memorandum, as well as for any other written or oral communication transmitted or made available in connection with the Offering or this Memorandum.

At the request of the Company, the Memorandum is being submitted to the recipient on a confidential basis. By the acceptance of the request, the recipient agrees not to reproduce, disclose, or distribute, in whole or in part,
the material contained in the document nor any other information communicated to the recipient unless such information is communicated to the recipient's associates for the exclusive purpose of evaluating the investment. If the recipient no longer wishes to pursue the investment opportunity, please return the Memorandum and any other related material, including the Subscription Agreement attached as Exhibit A, to the Company.
	298760

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OR ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH STATE LAWS. THE SECURITIES MAY NOT BE RE-OFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE SECURITIES ACT AND SUCH STATE LAWS OR ARE EXEMPT FROM SUCH REGISTRATION.

THESE SECURITIES MAY BE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS
PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE
SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION
THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED
TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE
PERIOD OF TIME.

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANYONE IN ANY STATE OR JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED. NO REPRODUCTION OR DISTRIBUTION OF THIS MEMORANDUM IN WHOLE OR IN PART, OR DISCLOSURE OF ANY OF THE CONTENTS HEREOF, IS PERMITTED, OTHER THAN AS AUTHORIZED IN WRITING BY THE COMPANY.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. PRIOR TO MAKING ANY DECISION TO PURCHASE SHARES, PROSPECTIVE INVESTORS ARE URGED TO READ
CAREFULLY THIS MEMORANDUM AND, IN PARTICULAR, TO NOTE THE "RISK FACTORS" SET FORTH HEREIN. AN INVESTOR IS REQUIRED TO REPRESENT THAT HE HAS READ AND UNDERSTANDS THE CONTENTS OF THIS
MEMORANDUM.

THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR
STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.
FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE
ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO REPRESENTATIONS OR WARRANTIES OF ANY KIND ARE INTENDED OR SHOULD BE INFERRED WITH RESPECT TO THE ECONOMIC RETURN WHICH
MAY ACCRUE TO A SHAREHOLDER. PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS MEMORANDUM AS LEGAL, TAX OR INVESTMENT ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND BUSINESS ADVISER AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING A PURCHASE BY HIM OF THE SHARES. THE OFFEREE,
	298760	-3-


BY ACCEPTING DELIVER OF THIS MEMORANDUM, AGREES TO RETURN THIS
MEMORANDUM AND ALL ENCLOSED DOCUMENTS TO THE COMPANY IF THE
                 OFFEREE DOES NOT AGREE TO PURCHASE ANY OF THE SHARES.





NEW YORK RESIDENTS



THIS MEMORANDUM HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL
PRIOR TO ITS ISSUANCE AND USE. THE ATFORNEY GENERAL OF THE STATE
OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS
OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

































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SPECIAL CHARACTERISTICS OF THE RULE 504
SMALL BUSINESS ISSUER OFFERING


Pursuant to Section 3(b) of the Securities Act of 1933, as amended (the
"Act"), the United States Securities and Exchange Commission
 (the "Commission") is empowered by Congress to prescribe the rules and regulations and amend existing regulations to facilitate the raising of capital by small business issuers and reduce the cost of compliance with federal securities laws. These amendments were described in a release issued by the Commission to be part of what was described as " small business initiatives".

As part of these small business initiatives, effective August 13, 1992, Rule 504 of Regulation D, which was promulgated under the Act, was amended to provide that companies not required to file periodic reports with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 were permitted to sell up to $1,000,000 of securities in a 12 month period, without registration pursuant the Act. No specific disclosure document was prescribed for this limited offering of securities and there is no federal proscription or limitation against general solicitation of investors, although the various state securities
laws may impose such proscription of limitation.

The Commission defines a small business issuer as a company with annual revenues of less than $25,000,000 and voting stock with a public float of less than $25,000,000. The Commission also made it clear that lower priced offerings by a legitimate small business issuers would be the main beneficiaries of the revised exemptions and that, in its view, there were adequate safeguards. governing the over-the-counter market to counter marketing abuses that had arisen in the past with respect to what are commonly referred to as "penny stock"
 (see "Risk Factors - Limitations Upon Trading Activities: Restrictions Imposed Upon Broker/Dealers").

As with all offerings of securities, however, revised Rule 504 is not a haven from the anti-fraud provisions of the federal securities laws. Any offering made by a legitimate small business issuer must still provide potential investors with sufficient information to make an informed investment decision and comport with the requirement to reveal, albeit in more summary form than previously, any material information concerning the potential risks of the investment. Moreover, Rule 504 does not eliminate the need for an issuer to comply with state securities laws and regulations.






OFFERING MADE IN RELIANCE UPON RULE 504 OF REGULATION D

This Offering is made in reliance upon Rule 504 of Regulation D, which provides an exemption for limited offerings and sales of securities not exceeding $1,000,000. To qualify for the exemption under Rule 504, offers and sales must satisfy the terms and conditions of Rules 501 and 502 of Regulation D, except as otherwise provided in Rule 504.

In reliance upon Rule 504, an issuer is no longer required to provide a prospective purchaser with any written memorandum, prospectus or other information, which allows an investor the opportunity to determine the advisability of the investment. Nevertheless, the Company has
	-5-


voluntary chosen to prepare this Offering Memorandum to permit prospective purchasers to evaluate the offered investment in the Company.

Normally, Rule 502(c) restricts the offer or sale of the securities by any form of general solicitation or general advertising, including any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio and any seminar or meeting whose attendees have been invited by general solicitation or general advertising.
This does not apply to an offering made pursuant to Rule 504.

Previously, Rule 5 02(d) imposed certain limitations on the resale of all securities sold pursuant to Regulation D and required issuers to exercise reasonable care, including the placement of an appropriate restrictive legend on the certificates evidencing the securities, to assure that purchasers of the securities are not "underwriters" within the meaning of Section 2(a)( 11) of the Act. Those resale limitations and reasonable care requirements do not apply to an offering made pursuant to Rule 504, which is deemed to be a public offering for purposes of the Act, although applicable state securities laws may impose similar limitations and requirements. Nonetheless, such a legend restricting the transfer of Shares will be placed on all certificates.

Finally, Rule 501(e) contains a limitation regarding the number of non-accredited investors, restricting those investors to a maximum of thirty-five (35) in the purchase of securities in reliance upon Regulation D.
This limitation does not apply to an offering made pursuant to Rule  504.

FOR NEW YORK RESIDENTS ONLY:

THIS OFFERING MEMORANDUM HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.



Summary

The following is a summary of the Company, the principal terms of the Offering, and certain other matters and is qualified in its entirety by the Company's financial statements and the more detailed information included elsewhere in this Memorandum.

The Company

Ramsin, Inc. was started in 1995 by two men having previously gained national recognition for their entrepreneurial accomplishments. In 1995, a decision was made to consolidate their talents, utilizing their existing customer network and
 product base, to design a vertically-integrated U.S. firm structured to develop, market
 or license exciting new products in an honest and highly profitable manner.
	298760	-6-


Risk Factors

Purchasing shares of the Common Stock ("Shares") involves certain risks. Prior to deciding whether to invest in Shares, each prospective investor should consider all of the information contained in this Memorandum, especially the matters
 described in the section entitled "Risk Factors," which sets forth, among other matters, risks associated with the Company, cash flow needs, its ability to obtain additional financing and substantial dilution from the offering price.

Use of Proceeds

The net proceeds of this Offering to the Company will be approximately $119,000. The Company intends to use $10,000 for product inventory, $16,000 to set up four satellite offices in the Northeastern
United States, $50,000
to acquire a patent(s), and $43,000 on working capital.

RISK FACTORS

THE PURCHASE OF THE SHARES SUBJECTS THE PROSPECTIVE INVESTOR TO
A NUMBER OF MATERIAL RISKS, INCLUDING BUT NOT LIMITED TO THOSE SET FORTH BELOW. THE PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, TOGETHER WITH OTHER INFORMATION APPEARING ELSEWHERE IN THIS MEMORANDUM IN LIGHT OF SUCH PROSPECTIVE INVESTOR'S PARTICULAR FINANCIAL CIRCUMSTANCES, INVESTMENT OBJECTIVES, AND KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS.

Dependence on Future Financing. Even if this Offering if fully subscribed, the Company will require additional financing for its locations in other cities,
operations and working capital. There is no assurance that additional funds will be available from any source, and if not available, the Company may not be able to develop its proposed business in the manner described herein, in which case or in
other events, investors may lose their entire investment.
The proceeds of this Offering
are expected to be sufficient for the Company to remain operational for the near future.
Additional financing may come in the form of a second Rule 504
Offering of any or all of
the Common Stock, Common Stock with warrants attached, and Preferred Stock or other sale of shares, exempt or non-exempt. If additional shares or other or additional securities
 are issued to obtain financing, investors in this Offering would suffer a dilutive effect on their percentage of equity ownership in the Company, however the book value of their shares should not be diluted, provided the net proceeds to the
Company from the sale of the
securities is greater, on a per share basis, than that paid by investors in this Offering.
 Management does not anticipate that subsequent offerings will dilute the book value of its Common Stock.

Dependence on Key Personnel. The Company will be highly dependent on the ability and efforts of management and staff personnel of the Company to manage the daily operations of the Company. No person should purchase any shares offered hereby unless such investor is willing to entrust all aspects of the
 management of the Company to the President, the Company's Directors and the Company's executive officers. The Company does not have an employment agreement with anyone, but rather each employee (including key personnel)
 is an employee-at
	298760	-7-


will who may terminate his employment, or be terminated, at any time and for any reason or no reason.

No Ownership in Product. The only product currently being marketed and sold by the Company is the Closer, No-Spill Lid (the "Product"). The patent to the Product is owned by Ram Products, Inc. and the right to sell the Product has been licensed to Radio Cap Company, Inc. ("Radio Cap"). The Company has an
exclusive license to act as Radio Cap's agent for selling the Product in the United
 States to children's markets and to hospital and medical distributors of medical products. The license does not prohibit or allow the Company to market and sell the Product in other geographic or demographic markets. Accordingly, to the extent it sells the Product to (and/or has marketing agreements with) companies outside the licensed markets, the Company may be in violation of its License Agreement and may have or incur liabilities in connection therewith. Radio Cap may grant or may already have granted licenses to others to sell the Product in all other markets. The Company's license agreement had an initial term of one year ending May 30, 1997 and automatically renews for successive one-year periods, provided it is not first terminated by either party 60 days prior to the end of the then-current term. Since neither party elected to terminate, the Agreement is in its second term. Nonetheless, Radio Cap could cause the termination of the License Agreement in any year and thereby cut off the
Company's supply of and right to sell the Product in other markets.
In addition,
to the extent Radio Cap in the future loses its right to sell the Product, so too shall the Company lose its rights.

No Independent Studies. The determination of the Company's capital requirements and the estimated use of proceeds from the Offering is based solely upon information developed by the. Company. No independent studies with regard to feasibility, management, or marketing have been conducted by any third parties in
 determining the Company's capital requirements.

Dilution. Following the completion of this Offering, investors will experience immediate and substantial dilution of their investment. Accordingly, prospective investors may bear a substantial portion of the risk of loss while control of the
 Company remains in the hands of the present shareholders. See "Dilution."

Arbitrary Offering Price. The Company's management arbitrarily determined the sales price for the Shares offered hereby. The offering price is not based on the Company's assets, book value, or earnings. Accordingly, the offering price should not be considered as an indication of the actual fair market value of the
Common Stock.

Control of Company by Management. The current management controls more than two-thirds of the Company's Common Stock and will control more than two-thirds, even if the Offering is fully subscribed. Therefore, under the Company's By-Laws and New York State laws, they are in the position to elect all of the Company's Directors. The Company's Directors, in turn, elect all of the Company's executive officers. Accordingly, management will be able to, directly or indirectly, control all of the affairs of the Company.
It is possible that the
interests of a potential investor will not be the same as those of management.

No Assurance of a Public Market. There is no trading market for the Common Stock, and no assurances can be given that a trading market will develop, or if developed, will continue. If no market develops, it may be difficult or impossible for holders of shares of Common Stock to sell their shares.

Unlikelihood of Dividends and Dividend and Redemption Restrictions. New
York State law prohibits the Company from paying any dividends, making any other distributions in cash or property, or redeeming any of its capital stock if the Company does not have retained earnings or capital surplus equal to the amount of the proposed dividend or redemption payment. Because of these restrictions, there are no assurances that the Company will be able to pay any dividends. The Company intends to retain earnings and capital surplus, if any, for the foreseeable future to fund the development and growth of the business.

Limitations Upon Trading Activities: Restrictions Imposed Upon Broker/Dealers. The Sale of the Company's securities pursuant to this offering and any trading of the Company's securities thereafter (in the event any such trading takes place)
 may be subject to material limitations due to Rule I 5g-9 of the Securities and
Exchange Commission.

Rule 1 5g-9 restricts the solicitation of sales of "penny stocks" by brokers/dealers to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse).
 Pursuant to Rule I 5g-9, prior to any sale of a "penny stock," the broker/dealer must have forth certain personal information concerning the person's. financial first received a written statement from the purchaser of the securities setting situation, investment experience and investment objectives. Thereafter, the broker/dealer must reasonably determine, based upon the information provided, that the purchase is suitable for the person and that the person (or the person's independent adviser in the transaction) has sufficient knowledge and experience in financial matters that the person (or adviser) reasonably may be expected to be capable of evaluating the risks of transactions in "penny stocks."

"Penny stocks" are defined as any equity security other than (i) a security that is registered on a national exchange or included for quotation in the NASDAQ system, or (ii) a security whose issuer has net tangible assets in excess of $2,000,000 or average revenue of at least
 $6,000,000 for the last three
years. Securities are exempt from Rule 1 5g-9 if the price of the security is at least $5.00.

Since the Company's securities do not presently qualify for inclusion on a national exchange or in the NASDAQ system and for so long as the Company has net tangible assets of $2,000,000 or less and revenue of less than $6,000,000 for each of the three prior years, or the price of its securities is less than $5.00, the
Company's securities presently, and will likely for the
 foreseeable future, constitute
"penny stocks" and be subject to Rule I 5g-9.

Rules 1 5g-2 through 1 5g-6 of the Securities and Exchange Commission provide a series of additional rules requiring broker/dealers engaging in transactions in "penny stocks" to first provide to their customers a series of disclosures and
 documents, including: (i) a standardized risk disclosure document identifying the risks inherent in investing in "penny stocks;"
 (ii) all compensation received
by the broker/dealer in connection with the transaction; (iii) current
	298760	-9-


quotation prices and other relevant market data (if any); and (iv) monthly account statements reflecting the fair market value of the securities.

As a result of the foregoing, sales of Shares in this offering and any trading of the Company's securities thereafter will be more difficult than in the case of securities not defined as "penny stocks." In addition, the market for the Company's securities may be depressed (should any such market develop) and an investor may find it difficult to sell the
 Company's securities.

TERMS OF THE OFFERING

Total Offering: $150,000.00.

Type of Offering: Regulation D, Rule 504.

Shares Offered: The Company is Offering 1,500,000 shares of
Common Stock. The Company is authorized to issue 50,000,000 shares of $.0001 par value common stock, of which 6,000,000 are currently issued and outstanding. (See also "Capitalization.")

Price Per Share: $0.10 per share.

No Minimum Purchase: There is no minimum purchase requirement, however, the Company reserves the right to accept or reject any subscription, in whole or in part.

Termination: The Company reserves the right to terminate this Offering
 (which date shall be referred to as the "Termination Date") without notice at any time prior to the sale of all 1,500,000 shares of Common Stock offered hereby. Any Subscription Agreements received by the Company after that time, or any incomplete or defective Subscription Agreements received before that time, will not be accepted and the Company will be the sole judge of the adequacy of any subscription.

No Market for Common Stock: The shares of Common Stock offered hereby are offered in reliance upon Rule 504 of Regulation D, which provides for an exemption from registration under the Act. The potential investor should be aware that no market for the Common Stock of the Company presently exists and there can be no assurance that a market will materialize upon completion of this Offering or at any time in the future.

Subscription Procedure/Representations: Any offeree who wishes to purchase Shares must submit to the Company, prior to the Termination Date
(1) one originally executed and completed Subscription Agreement in the form attached to this Memorandum as Exhibit A, together with (2) Subscriber's check or bank draft payable to "RAMSIN PRODUCT DEVELOPMENT, INC."
 By executing the Subscription Agreement, the offeree will represent, among other things, that (a) he is acquiring the Shares being purchased by him for his own account as principal, for investment purposes only and not with a view to resale or distribution; and (b) he is a person who is able to bear the economic
 risk of the investment.
	298760	-10-


These representations notwithstanding, the Company has the right BUT NOT HE OBLIGATION to make an independent assessment of the suitability of an investment for a particular investor, and on the basis of that assessment, to refuse to permit such potential investment to purchase Shares.

USE OF PROCEEDS

Net proceeds, if the maximum number of Shares in this Offering is sold, are estimated to be $135,000. Approximately $16,000 of such proceeds will be used to pay legal, accounting, printing and advertising expenses of this Offering. The balance of the proceeds, in the approximate amount of $119,000, will be used as follows: $10,000 for the purchase of product inventory, $16,000 to set up four satellite offices in the Northeastern United States, acquisition of two patents for $50,000, and $43,000 on working capital.

DILUTION

The Company is authorized to issue 50,000,000 shares of common stock and, as of May 30, 1997, there were 6,000,000 shares of Common Stock issued and outstanding. As of that date, the net tangible book value per share of Common Stock was $0.0 192.

"Dilution" represents the difference between the offering price of the Common Stock and the net tangible book value per share of Common Stock immediately after the completion of the Offering. "Net Tangible Book Value" is the amount that results from subtracting the total liabilities of the Company from its total tangible assets.
 Assuming all the shares offered in this Offering are sold, and giving effect to the receipt of the net proceeds of this Offering, the projected net tangible book value of
the Common Stock would be ($249,800) or $0.0333 per share. Therefore the purchasers of the Common Stock will suffer an immediate dilution of approximately
 $0.0667 per share while the present stockholders of the Company will receive immediate increase of $0.0 140 per share in the net tangible book value of the Common Stock held by them.

The following table illustrates the dilution to the purchasers of the Common Stock.
Offering Price of Stock	$0.10
     Net Tangible Book Value before Offering $0.0192
Increase attributable to sale of Common Stock $0.0 140
Net Tangible Book Value after Offering	$0.0333
Per share dilution to Purchaser	$0.0667

RESTRICTIONS ON TRANSFER

The Company is using Rule 504 of Regulation D as the federal exemption from registration as it relates to the Common Stock. Pursuant to this exemption, the Common Stock would not be deemed "restricted securities" as defined in
 Rule 144 under the Act. Notwithstanding this federal securities exemption, the resale of the Common Stock, nonetheless, will be subject to the respective state securities law requirements in the governing jurisdictions, which impose restrictions on the resale of the securities
(including placing a legend on the certificate). In such event, a purchaser of the
 Common Stock will be subject to the requirements governing resale in such states, which may restrict or otherwise prohibit the resale of the Common Stock.

BUSINESS OF THE COMPANY

Ramsin Product Development, Inc. was formed on February 23, 1995 as a New York corporation under the name Ramsin Inc., for the primary purpose of discovering, developing, and marketing new inventions.

The founder of the Company are inventors themselves. Through Ram Products, Inc. ("Ram Products"), Douglas Ramsey actively pursued the development and marketing of the first of several Ram Products patents, that being the patent for
The Closer, No-Spill Lid (the "Product"), which is a uniquely designed lid for travel mugs. To do so, he had leveraged assets, traveled to several trade shows to research
the market, licensed the Product with a national manufacturer and began successfully marketing it. Russell Sinacori's professional experience includes many different areas in the marketing and retail industry. In 1990, he engaged in direct response marketing, specializing in 1-800 telephone number campaigns for various products, and produced several video projects including The Lanne Today television show starring Irlene Mandrell (of the Mandrell Sisters) and actress Lee Merewether, managing all facets of specified projects. Areas include: product development, television production (including executive producer, supervising script writing, directing, and editing), as well as media air time scheduling. He was involved in direct response retail outlets in the regional malls
 of Rochester, New York and Seattle, Washington.

By the beginning of 1996, the Product had been incorporated with it's own specially designed travel mug. Ram Products had licensed the Product to
 Radio Cap, Inc. ("Radio Cap"), a subsidiary of Norwood
 Promotional Products, Inc.
("Norwood"), which is the largest premium promotional supplier in the United States.
 In turn, Radio Cap granted the Company the exclusive license to sell the Product in the United States to children's markets and to hospital and medical distributors
of medical products. The inclusion of Radio Cap's extensive sales network, possibly in connection with that of Norwood or Norwood's other subsidiaries, produced a dramatic increase in sales by the Company and other sellers of the
 Product and a corresponding increase in consumer exposure to the Product. National and regional companies such as Brookstone, Sugarcreek, Village Mart, Rochester
Democrat & Chronicle, Delta Sonic, Travel Post, Chase Pitkin Home
 and Garden,
Wal-Mart, Hess Marts, A-Plus Mini Marts, Bruegger's Bagel Bakery,
 and Travelport
are a few of the outlets presently offering the Traveler w/Closer Lid.
 .The Company
currently holds marketing agreements with the first eight of those companies and more, and is working in conjunction with McDonald's restaurant's marketing division
to develop a line of marketable mugs.

Norwood is publicly held, with its stock listed through the National
Association of Securities Dealers Automated Quotation System ("NASDAQ")
as NPPI. It has 16 different companies within it's corporations, one of which is
 Radio Cap. Thus, its involvement through Radio Cap may have or might open up the opportunity for existing and future products, developed by the Company, to be included within marketing systems already in place.
	298760	-12-


While the Traveler w/Closer Lid was being marketed and sold, the Company's founders developed another product. It is the Pocket Pal Key Chain, incorporating six major features used on a daily basis, and the founders plan to submit a federal patent application soon. This product has widespread appeal in the premium promotional market and is expected to be released for marketing and sale through the Company in the fall of 1997.

As development through marketing of these products was taking place, the Company was receiving requests from several inventors for help with their own inventions. It became evident that the right combination of expertise and experience, if available, could be developed into a very profitable business.

With very little yellow page advertising to date, the company is receiving daily requests, for help from inventors. Thus they have realized the need to raise capital to provide the very best service to their market.

An experienced management team and Board of Directors have been established to structure the Company. Company goals and procedures have been laid out and are presently being implemented.

As the new search begins for capital expansion money, the Company's management is ready to hit the ground running. All team members have been part of structuring the operating schematics of this unique, much needed, and profit-minded company.

MANAGEMENT

Russell Sinacori, President

Douglas Ramsey, Chief Executive Officer

Daniel Meagher, Vice President of Products

Wayne Lonnen, Vice President of Operations

Tracy Lane, Secretary

The following is a brief description of the business background of the officers of the Company.

Douglas Ramsey, Chief Executive Officer of Ramsin Product Development,
Inc., brings the design expertise to the Company. Mr. Ramsey is the inventor of innovative products, including The Closer, No-Spill Lid, the Keytag, as well as other up and coming products. Mr. Ramsey also brings to the Company experience in several levels of sales for these products.

Prior to Ramsin Product Development, Inc., Mr. Ramsey spent several years developing and marketing The Closer, No-Spill Lid, through Ram Products, Inc.
	298760	-13-


Russell Sinacori, President of Ramsin Product Development, Inc., is recognized in the patent development and product marketing industry. Mr. Sinacori was previously vice president of Danson Superstores, a direct response retail outlet, with locations in Rochester, New York and Seattle, Washington.
That position has
aligned him with developers, designers, patent attorneys and marketing firms across the United States.

Daniel Meagher, Vice President of Operations brings to the Company extensive experience on several levels of sales, managerial and administrative responsibility in public and private business sectors. As New York State
 Deputy Secretary of State,
Mr. Meagher served residents of New York State in activities involving real estate,
corporation licensing, the uniform commercial code, professional licensing, and state and local public service. As owner, operator and president of Daniel J. Meagher, Inc., he directed complete operations of a major general contracting firm. Mr. Meagher has also formed several subsidiary corporations for the acquisition and development of real property.

Wayne Lonnen, Vice President of Products, brings over 18 years of experience in both tangible and intangible sales and management experience. Mr. Lonnen also brings to the Company unique marketing skills along with many years of product
 development and marketing experience.

Tracy Lane, Administrative Assistant/Secretary, is currently administrative assistant and secretary of the Company.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the ownership of the Common Stock as of the date of this offering Memorandum by (i) each person who is the beneficial owner of more than 5% of the outstanding shares of Common Stock, and (ii) each of the Company's directors and executive officers, and (iii) all of the Company's directors and executive officers as a group.

Name	Common Stock	% Before Offering	% After Offering(1)
Douglas Ramsey	3,000,000	50%	40%
Russell Sinacori	3,000,000	50%	40%
All Directors and	6,000,000	100%	80%
the Executive Officers
as a. Group

(1) Assumes the sale of 1,500,000 shares.

Shares Eligible for Future Sale

All of the 6,000,000 shares of Common Stock which were issued to Messrs. Ramsey and Sinacori prior to this Offering, were issued in reliance on an exemption under
 the Act. Such shares will not be available for sale in the open market without registration
except in reliance upon Rule 144
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under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed "affiliates" of the Company, as that term is defined under the Act, would be entitled to sell, within any three month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock, or the average weekly reported trading volume in the Common Stock on all national securities exchanges and/or through the NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available.
Resales by such
 beneficial holders may be made in unlimited quantities after two years. Accordingly, in May 1999, all of the shares of Common Stock acquired by
 Messrs. Ramsey and Sinacori may be eligible for public sale under Rule 144 subject to the forgoing restrictions. If a substantial number of shares owned by
Messrs. Ramsey and Sinacori were sold pursuant to Rule 144
 or a registered
offering, the market price of the Common Stock could be adversely affected.
 In addition, they may be removed from the board and as officers and may be terminated as employees.


CAPITALIZATION

The following table sets forth the capitalization of the Company as of
May 20, 1997, and as adjusted, to give effect to the full subscription of this Offering. This table should be read in conjunction with the Company's financial statements and footnotes thereto included elsewhere in this Offering Memorandum.
		As
	Actual	Adjusted

Stockholders' Equity
Preferred Stock, Par Value $.000l
20,000,000 shares authorized; none issued
Common Stock, Par Value $.000l
	50,000,000 shares authorized
6,000,000 issued and outstanding
	7,500,000 issued and outstanding	.
	as adjusted		600	750
     Additional Paid-in Capital	40,000	159,000
Total Stockholders' Equity	40,600	159,750
Long-Term Debt	40,000	40,000
Total Stockholders' Equity and Long-term Debt	$80,600	$199,750
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DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue 50,000,000 shares of common stock,
$.0001
par value per share (the "Common Stock"). There are currently 6,000,000 shares of Common Stock issued and outstanding. None are held in treasury.

Subject to any superior rights of any outstanding preferred stock of the Company as set forth in the Company's By-Laws or certificate of incorporation, the holders of Common Stock (i) have equal rights to dividends from funds legally available therefore, when, as and if declared by the board of Directors of the Company; (ii) are entitled to share ratably in all of the assets, of the Company available for distribution to holders of the Common Stock upon liquidation, dissolution or winding up affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and
(iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at meetings of shareholders at which a quorum is present. All of the shares of Common Stock now outstanding are fully paid and non-assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid and non-assessable. Holders of Common Stock of the Company do not have cumulative voting rights, which means that the holders of a majority of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected by the holders of the Common Stock if they so chose and, in such event, the holders of the remaining shares
 will not be able to elect
any of the Company's directors.

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock, $0.000 1 par value per share (the "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more classes or series, each class or series of which shall have the designations, relative rights, preferences, and limitations as fixed by resolution of the Company's Board of Directors. Among other things, the Preferred Stock may rank senior to the Common Stock as to dividend rights, liquidation preferences, or both, and may have extraordinary or limited voting rights. There are currently no shares issued, outstanding, or held in treasury.

PLAN OF DISTRIBUTION

1,500,000 shares of the Company's Common Stock are being offered at a price of $0.10 per share. The Company reserves the right to accept or reject any subscription, in whole or part. The Company has reserved the right to terminate
this Offering at any time. The Company plans to engage
 First American Equities, Inc.
as a selling agent, and may engaged other or additional selling agents, to offer
the Shares for sale and the Company may pay a 10% selling concession to such selling agent(s) and its or their expenses associated therewith.
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STOCK TRANSFER AGENT

The Company has not yet chosen a transfer agent.

ADDITIONAL INFORMATION

Should any potential investor or his purchaser representative desire any additional information regarding the Company or wish to review any of the underlying documents referred to herein, they may do so by requesting such material from Mr. Russell Sinacori, President, Ramsin Product Development, Inc., 2450 W. Ridge Rd., Suite 305, Rochester, New York 14626. The phone number is (716) 225-1840.
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